Exhibit 99.1

Press Release

Clean Harbors Reports Fourth-Quarter and

Year-End 2012 Financial Results

•            Company Achieves Q4 Revenue of $559 Million and $2.19 Billion for 2012

•            2012 Net Income of $129.7 Million Reflects Release of Unrecognized Tax Benefits

•            Adjusted EBITDA Increases 7% in 2012 to $373.8 Million

•            Company Confirms 2013 Annual Guidance

Norwell, Mass. — February 20, 2013 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the fourth quarter and year ended December 31, 2012.

Revenues for the fourth quarter increased to $559.0 million compared with $545.9 million in the same period in 2011.  Income from operations in the fourth quarter of 2012 decreased to $36.2 million from $59.2 million in the same period of 2011 primarily based on costs associated with the Safety-Kleen acquisition and an increase in depreciation and amortization expense.

Fourth quarter 2012 net income was $61.9 million, or $1.11 per diluted share, compared with $38.2 million, or $0.72 per diluted share, in the fourth quarter of 2011.  Fourth-quarter 2012 net income included a $52.4 million benefit from the release of unrecognized tax benefits due to expired statute of limitation periods, partially offset by approximately $7.5 million (net of tax) in costs related to the Safety-Kleen acquisition.  Adjusted EBITDA (see description below) in the fourth quarter of 2012, which includes the costs related to Safety-Kleen, was $83.6 million compared with $97.4 million in the same period of 2011.

Comments on the Fourth Quarter

“We achieved year-over-year revenue growth in the fourth quarter as strong contributions in our Industrial Services and Field Services segments offset a slowdown in our Oil & Gas Field Services segment,” said Alan S. McKim, Chairman and Chief Executive Officer. “Our margins in the quarter were affected by both external and internal costs associated with our $1.25 billion acquisition of Safety-Kleen, which we completed in late December.  Our bottom-line benefited from the reversal of reserves we had previously accrued related to unrecognized tax benefits.”

“Within our operating segments, Technical Services had a solid quarter with 90% utilization at our incineration facilities and very high landfill volumes, driven again by Bakken-related work and large-scale projects,” McKim said.  “Field Services generated double-digit growth in its base business, along with approximately $12 million in clean-up work associated with Hurricane Sandy.  Within Industrial Services, lodging, specialty services and Oil Sands-related work all contributed to a strong quarterly performance in this segment.  Within Oil & Gas Field Services, the winter drilling season was not as robust as the same period in 2011 with lower rig counts in Western Canada and margin pressure in the U.S. related to the shift away from natural gas.”

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter and

Year-End 2012 Financial Results

Full-Year 2012 Results

Revenues for 2012 increased 10% to a record $2.19 billion from $1.98 billion in 2011.  Income from operations in 2012 was $202.2 million compared with $217.7 million in 2011.  2012 net income was $129.7 million, or $2.40 per diluted share, compared with $127.3 million, or $2.39 per diluted share, in 2011.  Adjusted EBITDA (see description below) increased 7% in 2012 to a record $373.8 million from $350.0 million for 2011.

“In 2012, we again achieved double-digit growth and delivered Adjusted EBITDA margins (Adjusted EBITDA divided by revenues) for the year of 17%,” McKim said.  “A number of our businesses — ranging from landfills to turnaround services to lodging — generated record results in 2012, which offset some of the near-term challenges we experienced in the energy space.  With the completion of the Safety-Kleen acquisition at year-end, we exited 2012 with significant momentum and many exciting growth opportunities.”

Business Outlook and Financial Guidance

“Our outlook for 2013 and beyond is enhanced by our acquisition of Safety-Kleen in late December,” McKim said. “Safety-Kleen brings well-established leadership positions in several important lines of business, including parts cleaning, small quantity waste generators, used oil collection and recycling. The transaction significantly broadens our portfolio of services and will generate a substantial increase in disposal volumes.  The addition of Safety-Kleen also enhances our commitment to sustainability and enables us to capitalize on the growing demand for recycled products including re-refined oil.  We remain confident that this acquisition will enhance our cash flow generation going forward and build significant long-term value for our shareholders.”

“Following the completion of the Safety-Kleen acquisition, we are aggressively moving forward with our integration plans,” McKim said. “Our integration teams are identifying areas where we believe we can reduce costs and improve efficiencies by streamlining functions. Through reductions in redundant headcount, increased asset utilization and economies of scale in areas such as procurement and IT, we are currently targeting $60 to $65 million in acquisition-related synergies in 2013 — up from our previously announced target of $30 million.  At the same time, we are seeing a near-term pricing imbalance in the Group 2 lubricants market.  These additional costs savings will help offset this pricing pressure.  We are confident that we can leverage the operational efficiencies of our combined organization to further enhance the long-term profitability of Clean Harbors.”

“Looking ahead, we are optimistic about our overall prospects for profitable growth based on favorable industry trends.  We see substantial cross-selling and long-term growth opportunities within each of our segments.  Within Technical Services and Field Services, we have a healthy pipeline of ongoing and potential projects that should continue to drive considerable waste volumes into our disposal network.  Throughout 2012, our Industrial Services business consistently delivered strong results based on steady demand, and we

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter and

Year-End 2012 Financial Results

expect that to continue in the coming year.  Our Oil & Gas Field Services segment is well-positioned to rebound from the slowdown we experienced in 2012 as the transformation and growth of the North American energy market continues in the years ahead,” McKim concluded.

Based on its 2012 performance and current market conditions, Clean Harbors is confirming its previously announced 2013 annual revenue and Adjusted EBITDA guidance.  The Company continues to expect 2013 revenues in the range of $3.72 billion to $3.77 billion.  For 2013, the Company expects Adjusted EBITDA in the range of $605 million to $620 million.  A reconciliation of the Company’s Adjusted EBITDA guidance to net income guidance is included below.  The Company’s full-year Adjusted EBITDA guidance excludes an estimated $20 million of one-time non-cash acquisition-related fair value adjustments to inventory values and deferred revenue to be amortized in the Company’s first-quarter results.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP).  The Company believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the fourth quarter and full-year 2012 and 2011 (in thousands):

	For the three months ended:		For the year ended:
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net income	$61,874	$38,233	$129,674	$127,252
Accretion of environmental liabilities	2,508	2,449	9,917	9,680
Depreciation and amortization	44,852	35,663	161,646	122,663
Other expense (income)	337	(471)	802	(6,402)
Loss on early extinguishment of debt	—	—	26,385	—
Interest expense, net	13,451	11,342	47,287	39,389
(Benefit) provision for income taxes	(39,431)	10,143	(1,944)	57,426
Adjusted EBITDA	$83,591	$97,359	$373,767	$350,008

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter and

Year-End 2012 Financial Results

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows:

	For the Year Ended December 31, 2013
	Amount			Margin % (1)
	(In millions)
Projected GAAP net income	$141	to	$164	3.8%	to	4.3%
Adjustments:
Amortization of acquisition-related fair value adjustments to inventory and deferred revenue	20	to	20	0.5%	to	0.5%
Accretion of environmental liabilities	13	to	11	0.4%	to	0.3%
Depreciation and amortization	265	to	255	7.1%	to	6.8%
Other (income) expense	—	to	—	0.0%	to	0.0%
Loss on early extinguishment of debt	—	to	—	0.0%	to	0.0%
Interest expense, net	79	to	78	2.1%	to	2.1%
Provision for income taxes	87	to	92	2.4%	to	2.4%
Projected Adjusted EBITDA	$605	to	$620	16.3%	to	16.4%

Revenues (In millions)	$3,720	to	$3,770

(1)   The Margin % indicates the percentage that the line-item represents to total revenues for the respective reporting period, calculated by dividing the dollar amount for the line-item by total revenues for the reporting period.

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy.

Investors who wish to listen to the webcast should visit the Investor Relations section of the Company’s website at www.cleanharbors.com.  The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter and

Year-End 2012 Financial Results

About Clean Harbors

Clean Harbors (NYSE: CLH) is the leading provider of environmental, energy and industrial services throughout North America.  The Company serves a diverse customer base, including a majority of the Fortune 500 companies, thousands of smaller private entities and numerous federal, state, provincial and local governmental agencies. Through its Safety-Kleen subsidiary, Clean Harbors also is a premier provider of used oil recycling and re-refining, parts cleaning and environmental services for the small quantity generator market.

Headquartered in Massachusetts, Clean Harbors has waste disposal facilities and service locations throughout the United States and Canada, as well as Mexico and Puerto Rico.  For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about the benefits of the acquisition of Safety-Kleen, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

James M. Rutledge	Jim Buckley
Vice Chairman, President and Chief Financial Officer	Executive Vice President
Clean Harbors, Inc.	Sharon Merrill Associates
781.792.5100	617.542.5300
InvestorRelations@cleanharbors.com	clh@investorrelations.com

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter and

Year-End 2012 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts)

	For the three months ended:		For the year ended:
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011

Revenues	$558,962	$545,886	$2,187,908	$1,984,136
Cost of revenues (exclusive of items shown separately below)	399,743	373,142	1,540,621	1,379,991
Selling, general and administrative expenses	75,628	75,385	273,520	254,137
Accretion of environmental liabilities	2,508	2,449	9,917	9,680
Depreciation and amortization	44,852	35,663	161,646	122,663
Income from operations	36,231	59,247	202,204	217,665
Other (expense) income	(337)	471	(802)	6,402
Loss on early extinguishment of debt	—	—	(26,385)	—
Interest (expense), net	(13,451)	(11,342)	(47,287)	(39,389)
Income before (benefit) provision for income taxes	22,443	48,376	127,730	184,678
(Benefit) provision for income taxes	(39,431)	10,143	(1,944)	57,426
Net income	$61,874	$38,233	$129,674	$127,252
Earnings per share:
Basic	$1.11	$0.72	$2.41	$2.40
Diluted	$1.11	$0.72	$2.40	$2.39

Weighted average common shares outstanding	55,614	53,081	53,884	52,931
Weighted average common shares outstanding plus potentially dilutive common shares	55,746	53,401	54,079	53,324

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter and

Year-End 2012 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(in thousands)

	December 31,	December 31,
	2012	2011
Current assets:
Cash and cash equivalents	$229,836	$260,723
Marketable securities	11,778	111
Accounts receivable, net	541,423	449,553
Unbilled accounts receivable	27,072	29,385
Deferred costs	6,888	5,903
Prepaid expenses and other current assets	75,778	73,349
Supplies inventories	171,441	56,242
Deferred tax assets	22,577	16,602
Total current assets	1,086,793	891,868

Property, plant and equipment, net	1,531,763	903,947

Other assets:
Long-term investments	4,354	4,245
Deferred financing costs	21,657	13,607
Goodwill	593,771	122,392
Permits and other intangibles, net	572,817	139,644
Other	14,651	10,100
Total other assets	1,207,250	289,988
Total assets	$3,825,806	$2,085,803

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter and

Year-End 2012 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

(in thousands)

	December 31,	December 31,
	2012	2011
Current liabilities:
Current portion of capital lease obligations	$5,092	$8,310
Accounts payable	256,468	178,084
Deferred revenue	50,942	32,297
Accrued expenses	232,429	147,992
Current portion of closure, post-closure and remedial liabilities	24,121	15,059
Total current liabilities	569,052	381,742
Other liabilities:
Closure and post-closure liabilities, less current portion	45,457	30,996
Remedial liabilities, less current portion	151,890	124,146
Long-term obligations	1,400,000	524,203
Capital lease obligations, less current portion	2,879	6,375
Unrecognized tax benefits and other long-term liabilities	224,456	117,354
Total other liabilities	1,824,682	803,074
Total stockholders’ equity, net	1,432,072	900,987
Total liabilities and stockholders’ equity	$3,825,806	$2,085,803

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter and

Year-End 2012 Financial Results

Supplemental Segment Data (in thousands)

	For the three months ended:		For the twelve months ended:
Revenue	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Technical Services	$238,901	$235,006	$937,754	$885,374
Field Services	75,720	57,214	239,968	260,312
Industrial Services	142,760	125,633	581,648	469,950
Oil & Gas Field Services	101,812	127,778	428,932	369,190
Corporate Items	(231)	255	(394)	(690)
Total	$558,962	$545,886	$2,187,908	$1,984,136

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement.  See “Non-GAAP Results” for a reconciliation of the Company’s total Adjusted EBITDA to GAAP net income.

	For the three months ended:		For the twelve months ended:
Adjusted EBITDA	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Technical Services	$60,115	$61,641	$244,989	$235,674
Field Services	9,488	7,625	25,087	39,152
Industrial Services	32,471	25,905	139,923	103,535
Oil & Gas Field Services	14,848	30,635	75,809	76,383
Corporate Items	(33,331)	(28,447)	(112,041)	(104,736)
Total	$83,591	$97,359	$373,767	$350,008

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com